UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2013

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Church Road, Suite 200, Ardmore, Pennsylvania		19003
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Escalon Medical Corp. today announced that Richard J. DePiano, Chairman and Chief Executive Officer, will retire from day to day operations effective September 25, 2013. Mr. DePiano, age 72, will assume the role of executive Chairman of the Board of Directors. He will be succeeded by his son, Richard J. DePiano Jr., who will add the Chief Executive Officer title to his current role as President and General Counsel.

Richard J. DePiano Jr., age 47, joined Escalon Medical in November 2000 as Vice President Corporate and Legal Affairs. He was appointed Chief Operating Officer and General Counsel in December 2006 and assumed the title of President in January 2008. He was named to the Board of Directors in May 2012. Prior to joining Escalon, Mr. DePiano Jr. spent nearly ten years in the private practice of law. Mr. DePiano, Jr. currently serves as Chairman of the Board of Directors of the Montgomery County Industrial Development Authority, is a member of the Board of Directors of Senior Health Properties-South, Inc. and serves as Chairman of the Board of Directors of the Amoore Group Inc.

Item 9.01 Financial Statements and Exhibits.

Press Release dated September 25, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

September 25, 2013	By:	Richard J. DePiano

Name: Richard J. DePiano
Title: Chairman

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Exhibit Index

Exhibit No.	Description

99.01	Press Release dated September 25, 2013